Exhibit 99.2

SEPHORA
Downtown Crown – Washington, D.C. MSA

Publix
STOP
Tradition Village Center – Port St. Lucie, FL MSA

ARHAUS
ARHAUS
Rivers Edge – Indianapolis, IN MSA

KITE®

QUARTERLY FINANCIAL SUPPLEMENT

Q2 2023

KRG
LISTED
NYSE

© 2023 Kite Realty Group | kiterealty.com

Kite Realty Group Trust
Quarterly Financial Supplement as of June 30, 2023
T A B L E O F C O N T E N T S

Kite Realty Group Trust | 30 South Meridian Street, Suite 1100 | Indianapolis, Indiana 46204 | 888.577.5600 | www.kiterealty.com

PRESS RELEASE
Contact Information: Kite Realty Group Trust
Tyler Henshaw
SVP, Capital Markets & Investor Relations
317.713.7780
thenshaw@kiterealty.com
Kite Realty Group Trust Reports Second Quarter 2023 Operating Results
Indianapolis, Indiana, July 31, 2023 – Kite Realty Group Trust (NYSE: KRG), a premier owner and operator of high-quality, open-air grocery-anchored neighborhood and community centers, along with vibrant mixed-use assets, reported today its operating results for the second quarter ended June 30, 2023. For the quarters ended June 30, 2023 and 2022, net income attributable to common shareholders was $32.1 million, or $0.15 per diluted share, compared to net income of $13.1 million, or $0.06 per diluted share, respectively. For the six months ended June 30, 2023 and 2022, net income attributable to common shareholders was $37.4 million, or $0.17 per diluted share, compared to net loss of $3.7 million, or $0.02 per diluted share, respectively.
Company raises 2023 guidance
Leased over 1.3 million square feet at 14.8% comparable blended cash leasing spreads
Same Property NOI increased by 5.7% on a year-over-year basis
Lowered leverage to 5.0x, an all-time low for KRG
“The KRG team delivered another quarter of outstanding operating results, leasing over 1.3 million square feet at nearly 15% comparable blended cash leasing spreads,” said John A. Kite, Chairman and CEO. “The combination of our superior operating platform and high-quality portfolio has enabled KRG’s outperformance to continue. Based on the strength of our fortified balance sheet and continued tenant demand, we are proactively enhancing the quality of our tenants and redefining our long-term embedded growth profile.”
Second Quarter 2023 Financial and Operational Results
▪Generated NAREIT FFO of the Operating Partnership of $113.7 million, or $0.51 per diluted share.
▪Same Property NOI increased by 5.7%.
▪Executed 190 new and renewal leases representing over 1.3 million square feet.
▪Blended cash leasing spreads of 14.8% on 146 comparable leases, including 45.5% on 29 comparable new leases, 11.9% on 64 comparable non-option renewals and 8.6% on 53 comparable option renewals.
▪Cash leasing spreads of 24.0% on a blended basis for comparable new and non-option renewal leases, excluding option renewals.
▪Operating retail portfolio annualized base rent (ABR) per square foot of $20.19 at June 30, 2023, a 2.7% increase year-over-year.
▪Retail portfolio leased percentage of 94.1% at June 30, 2023, a 30-basis point increase on a year-over-year basis.
▪The leased percentage includes the impact of eight Bed Bath & Beyond leases that were terminated as of June 30, 2023, in connection with its initial bankruptcy proceedings, which impacted the leased rate by 60 basis points.
▪Portfolio leased-to-occupied spread of 200 basis points, which equates to $27 million of signed-not-open NOI.

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Second Quarter 2023 Capital Allocation Activity
▪Sold Kingwood Commons (Houston, TX), a 158,172 square foot neighborhood center, for $27.4 million.
▪Sold Pan Am Plaza (Indianapolis, IN), an undeveloped land parcel and parking garage, for $52.0 million.
▪The Company currently has two active development projects with limited future capital commitments of $34.9 million.
Second Quarter 2023 Balance Sheet Overview
▪As of June 30, 2023, the Company’s net debt to Adjusted EBITDA was 5.0x.
▪As previously disclosed, the Company closed on a $95.1 million 10-year mortgage at a fixed interest rate of 5.36% secured by its One Loudoun Residential joint venture project in Ashburn, Virginia. The mortgage generated gross proceeds of $92.7 million at the Company’s share.
▪As of June 30, 2023, the Company’s $1.1 billion revolving line of credit was undrawn.
Dividend
On July 28, 2023, the Company’s Board of Trustees declared a third quarter 2023 dividend of $0.24 per common share, which represents a 9.1% year-over-year increase. The third quarter dividend will be paid on or about October 13, 2023, to shareholders of record as of October 6, 2023.
2023 Earnings Guidance
The Company expects to generate net income attributable to common shareholders of $0.21 to $0.25 per diluted share in 2023. The Company is raising its 2023 NAREIT FFO guidance range to $1.96 to $2.00 per diluted share from $1.92 to $1.98 per diluted share, based, in part, on the following key assumptions at the midpoint:
▪2023 same property NOI range of 3.0% to 4.0%, which represents a 75-basis point increase at the midpoint.
▪Bad debt reserves of 1.25% of total revenues for the remainder of 2023.
▪Assumes no additional revenue from Bed Bath & Beyond Inc.
The following table reconciles the Company’s 2023 net income guidance range to the Company’s 2023 NAREIT FFO guidance range:

	Low	High

Net income	$0.21	$0.25
Gain on sales of operating properties, net	(0.13)	(0.13)
Depreciation and amortization	1.88	1.88
NAREIT FFO	$1.96	$2.00
Earnings Conference Call
Kite Realty Group Trust will conduct a conference call to discuss its financial results on Tuesday, August 1, 2023, at 12:00 p.m. Eastern Time. A live webcast of the conference call will be available on KRG’s website at www.kiterealty.com or at the following link: Second Quarter 2023 Webcast. The dial-in registration link is: Second Quarter 2023 Teleconference Registration. In addition, a webcast replay link will be available on KRG’s website.
About Kite Realty Group Trust
Kite Realty Group Trust (NYSE: KRG) is a real estate investment trust (REIT) headquartered in Indianapolis, IN that is one of the largest publicly traded owners and operators of open-air shopping centers and mixed-use assets. The Company’s primarily grocery-anchored portfolio is located in high-growth Sun Belt and select strategic gateway markets. The combination of necessity-based grocery-anchored neighborhood and community centers, along with vibrant mixed-use assets makes the KRG portfolio an ideal mix for both retailers and consumers. Publicly listed since 2004, KRG has nearly 60 years of experience in developing, constructing and operating real estate. Using operational, investment, development, and redevelopment expertise, KRG continuously optimizes its portfolio to maximize value and return to shareholders. As of

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June 30, 2023, the Company owned interests in 181 U.S. open-air shopping centers and mixed-use assets, comprising approximately 28.6 million square feet of gross leasable space. For more information, please visit kiterealty.com.
Connect with KRG: LinkedIn | Twitter | Instagram | Facebook
Safe Harbor
This release, together with other statements and information publicly disseminated by us, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial or otherwise, may differ materially from the results, performance, transactions or achievements, financial or otherwise, expressed or implied by the forward-looking statements.
Risks, uncertainties and other factors that might cause such differences, some of which could be material, include but are not limited to: national and local economic, business, banking, real estate and other market conditions, particularly in connection with low or negative growth in the U.S. economy as well as economic uncertainty (including a potential economic slowdown or recession, rising interest rates, inflation, unemployment, or limited growth in consumer income or spending); financing risks, including the availability of, and costs associated with, sources of liquidity; the Company’s ability to refinance, or extend the maturity dates of, the Company’s indebtedness; the level and volatility of interest rates; the financial stability of tenants; the competitive environment in which the Company operates, including potential oversupplies of and reduction in demand for rental space; acquisition, disposition, development and joint venture risks; property ownership and management risks, including the relative illiquidity of real estate investments, and expenses, vacancies or the inability to rent space on favorable terms or at all; the Company’s ability to maintain the Company’s status as a real estate investment trust for U.S. federal income tax purposes; potential environmental and other liabilities; impairment in the value of real estate property the Company owns; the attractiveness of our properties to tenants, the actual and perceived impact of e-commerce on the value of shopping center assets and changing demographics and customer traffic patterns; business continuity disruptions and a deterioration in our tenant’s ability to operate in affected areas or delays in the supply of products or services to us or our tenants from vendors that are needed to operate efficiently, causing costs to rise sharply and inventory to fall; risks related to our current geographical concentration of the Company’s properties in Texas, Florida, Maryland, New York, and North Carolina; civil unrest, acts of violence, terrorism or war, acts of God, climate change, epidemics, pandemics (including COVID-19), natural disasters and severe weather conditions, including such events that may result in underinsured or uninsured losses or other increased costs and expenses; changes in laws and government regulations including governmental orders affecting the use of the Company’s properties or the ability of its tenants to operate, and the costs of complying with such changed laws and government regulations; possible short-term or long-term changes in consumer behavior due to COVID-19 and the fear of future pandemics; our ability to satisfy environmental, social or governance standards set by various constituencies; insurance costs and coverage; risks associated with cybersecurity attacks and the loss of confidential information and other business disruptions; other factors affecting the real estate industry generally; our ability to enhance the quality of our tenants and redefine our long-term embedded growth profile; and other risks identified in reports the Company files with the Securities and Exchange Commission (“the SEC”) or in other documents that it publicly disseminates, including, in particular, the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and in the Company’s quarterly reports on Form 10-Q. The Company undertakes no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.
This Earnings Release also includes certain forward-looking non-GAAP information. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss) as a measure of our operating performance. Please see the following pages for the corresponding definitions and reconciliations of such non-GAAP financial measures.

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Kite Realty Group Trust
Contact Information
Corporate Office
30 South Meridian Street, Suite 1100
Indianapolis, IN 46204
(888) 577-5600
(317) 577-5600
www.kiterealty.com

Investor Relations Contact	Analyst Coverage	Analyst Coverage
Tyler Henshaw	Robert W. Baird & Co.	Jefferies LLC
Senior Vice President, Capital Markets and IR	Mr. Wes Golladay	Ms. Linda Tsai
(317) 713-7780	(216) 737-7510	(212) 778-8011
thenshaw@kiterealty.com	wgolladay@rwbaird.com	ltsai@jefferies.com

Matt Hunt	Bank of America/Merrill Lynch	J.P. Morgan
Director, Capital Markets and IR	Mr. Jeffrey Spector/Mr. Craig Schmidt	Mr. Michael W. Mueller/Mr. Hongliang Zhang
(317) 713-7646	(646) 855-1363/(646) 855-3640	(212) 622-6689/(212) 622-6416
mhunt@kiterealty.com	jeff.spector@bofa.com	michael.w.mueller@jpmorgan.com/
	craig.schmidt@bofa.com	hongliang.zhang@jpmorgan.com

Transfer Agent	Barclays	KeyBanc Capital Markets
Broadridge Financial Solutions	Mr. Anthony F. Powell	Mr. Todd Thomas
Ms. Kristen Tartaglione	(212) 526-8768	(917) 368-2286
2 Journal Square, 7th Floor	anthony.powell@barclays.com	tthomas@keybanccm.com
Jersey City, NJ 07306
(201) 714-8094	BTIG	Piper Sandler
	Mr. Michael Gorman	Mr. Alexander Goldfarb
	(212) 738-6138	(212) 466-7937
	mgorman@btig.com	alexander.goldfarb@psc.com
Stock Specialist
GTS	Citigroup Global Markets	Raymond James
545 Madison Avenue, 15th Floor	Mr. Craig Mailman	Mr. RJ Milligan
New York, NY 10022	(212) 816-4471	(727) 567-2585
(212) 715-2830	craig.mailman@citi.com	rjmilligan@raymondjames.com

	Compass Point Research & Trading, LLC	Wells Fargo
	Mr. Floris van Dijkum	Mr. James Feldman/Ms. Dori Kesten
	(646) 757-2621	(212) 215-5328/(617) 603-4233
	fvandijkum@compasspointllc.com	james.feldman@wellsfargo.com/
dori.kesten@wellsfargo.com
Green Street
Ms. Paulina Rojas Schmidt
(949) 640-8780
projasschmidt@greenstreet.com

2nd Quarter 2023 Supplemental Financial and Operating Statistics	1

Kite Realty Group Trust
Results Overview
(dollars in thousands, except per share and per square foot amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
Summary Financial Results	2023	2022	2023	2022

Total revenue (page 4)	$208,759	$202,605	$415,509	$396,996
Net income (loss) attributable to common shareholders (page 4)	$32,058	$13,131	$37,449	$(3,673)
Net income (loss) per diluted share (page 4)	$0.15	$0.06	$0.17	$(0.02)
Net operating income (NOI) (page 6)	$153,790	$145,928	$304,272	$285,223
Adjusted EBITDA (page 6)	$140,331	$134,790	$279,200	$263,085
NAREIT Funds From Operations (FFO) (page 7)	$113,747	$109,433	$227,513	$211,142
NAREIT FFO per diluted share (page 7)	$0.51	$0.49	$1.02	$0.95
FFO, as adjusted (page 7)	$113,747	$108,448	$227,513	$209,986
FFO, as adjusted per diluted share (page 7)	$0.51	$0.49	$1.02	$0.94
Dividend payout ratio (as % of NAREIT FFO, as adjusted)	47%	41%	47%	41%

	Three Months Ended
Summary Operating and Financial Ratios	June 30, 2023		March 31, 2023		December 31, 2022		September 30, 2022		June 30, 2022

NOI margin (page 6)	74.2%		73.7%		73.7%		74.5%		73.2%
NOI margin – retail (page 6)	74.4%		74.4%		74.3%		75.0%		73.8%
Same property NOI performance (page 5)	5.7%		6.5%		6.2%		4.4%		3.8%
Total property NOI performance (page 5)	5.4%		8.0%		29.2%		182.7%		190.5%
Net debt to Adjusted EBITDA, current quarter (page 9)	5.0x		5.3x		5.2x		5.4x		5.3x
Recovery ratio of retail operating properties (page 6)	87.4%		87.2%		87.0%		89.1%		88.3%
Recovery ratio of consolidated portfolio (page 6)	82.7%		85.8%		82.5%		84.3%		83.3%

Outstanding Classes of Stock
Common shares and units outstanding (page 18)	222,408,487		222,360,110		222,056,355		222,054,091		222,056,695

Summary Portfolio Statistics
Number of properties
Operating retail (page 14)	181		181		183		183		181
Office and other components	12		12		12		12		12
Development and redevelopment projects (page 13)	2		3		3		4		5
Owned retail operating gross leasable area (GLA)(1) (page 14)	28.6	M	28.5	M	28.8	M	28.9	M	28.8	M
Owned office GLA	1.6	M	1.6	M	1.6	M	1.6	M	1.6	M
Number of multifamily units(2)	1,672		1,672		1,672		1,672		1,672
Percent leased – total	93.8%		94.5%		94.4%		93.9%		93.7%
Percent leased – retail	94.1%		94.8%		94.6%		94.0%		93.8%
Anchor	96.5%		97.4%		97.0%		96.4%		96.1%
Small shop	89.4%		89.8%		90.0%		89.3%		89.3%

Annualized base rent (ABR) per square foot	$20.19		$20.04		$20.02		$19.86		$19.66

Total new and renewal lease GLA (page 16)	1,331,056		831,231		1,034,055		1,574,338		1,198,263
New lease cash rent spread (page 16)	45.5%		38.0%		22.3%		30.7%		49.1%
Non-option renewal lease cash rent spread (page 16)	11.9%		14.9%		11.3%		12.0%		8.3%
Option renewal lease cash rent spread (page 16)	8.6%		7.8%		7.1%		5.9%		7.7%
Total new and renewal lease cash rent spread (page 16)	14.8%		13.0%		11.4%		10.8%		13.2%

2023 Guidance	Current (as of 7/31/23)	Previous (as of 5/1/23)	Original (as of 2/13/23)

NAREIT FFO per diluted share	$1.96 to $2.00	$1.92 to $1.98	$1.89 to $1.95

Credit Ratings and Outlook
Fitch Ratings	BBB / Stable
Moody's Investors Services	Baa3 / Stable
Standard & Poor's Rating Services	BBB- / Stable
(1)Owned GLA represents gross leasable area owned by the Company and excludes the square footage of non-retail property components and development and redevelopment projects.
(2)Represents the number of multifamily units that the Company has an economic interest in.

2nd Quarter 2023 Supplemental Financial and Operating Statistics	2

Kite Realty Group Trust
Consolidated Balance Sheets
(dollars in thousands)
(unaudited)

	June 30, 2023	December 31, 2022
Assets:
Investment properties, at cost	$7,670,365	$7,732,573
Less: accumulated depreciation	(1,244,282)	(1,161,148)
Net investment properties	6,426,083	6,571,425

Cash and cash equivalents	129,254	115,799
Tenant and other receivables, including accrued straight-line rent of $51,355 and $44,460, respectively	109,552	101,301
Restricted cash and escrow deposits	5,700	6,171
Deferred costs, net	353,714	409,828
Prepaid and other assets	130,485	127,044
Investments in unconsolidated subsidiaries	10,311	10,414
Total assets	$7,165,099	$7,341,982

Liabilities and Equity:
Liabilities:
Mortgage and other indebtedness, net	$2,937,963	$3,010,299
Accounts payable and accrued expenses	178,227	207,792
Deferred revenue and other liabilities	289,671	298,039
Total liabilities	3,405,861	3,516,130

Commitments and contingencies
Limited Partners’ interests in the Operating Partnership	60,927	53,967

Equity:
Common shares, $0.01 par value, 490,000,000 shares authorized, 219,374,275 and 219,185,658 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	2,194	2,192
Additional paid-in capital	4,894,907	4,897,736
Accumulated other comprehensive income	71,323	74,344
Accumulated deficit	(1,275,617)	(1,207,757)
Total shareholders’ equity	3,692,807	3,766,515
Noncontrolling interests	5,504	5,370
Total equity	3,698,311	3,771,885
Total liabilities and equity	$7,165,099	$7,341,982

2nd Quarter 2023 Supplemental Financial and Operating Statistics	3

Kite Realty Group Trust
Consolidated Statements of Operations
(dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue:
Rental income	$205,836	$196,205	$408,899	$387,097
Other property-related revenue	1,883	3,729	3,799	4,919
Fee income	1,040	2,671	2,811	4,980
Total revenue	208,759	202,605	415,509	396,996

Expenses:
Property operating	27,232	26,123	54,546	52,051
Real estate taxes	26,697	27,883	53,880	54,742
General, administrative and other	14,499	13,809	27,883	27,118
Merger and acquisition costs	—	(27)	—	898
Depreciation and amortization	109,462	119,761	217,533	241,265
Total expenses	177,890	187,549	353,842	376,074

Gain on sales of operating properties, net	28,440	23,958	28,440	27,126

Operating income	59,309	39,014	90,107	48,048
Other (expense) income:
Interest expense	(27,205)	(25,709)	(52,630)	(51,223)
Income tax (expense) benefit of taxable REIT subsidiary	(45)	188	(16)	259
Equity in earnings (loss) of unconsolidated subsidiaries	118	114	(126)	(200)
Other income (expense), net	304	(162)	707	(265)
Net income (loss)	32,481	13,445	38,042	(3,381)
Net income attributable to noncontrolling interests	(423)	(314)	(593)	(292)
Net income (loss) attributable to common shareholders	$32,058	$13,131	$37,449	$(3,673)

Net income (loss) per common share – basic and diluted	$0.15	$0.06	$0.17	$(0.02)

Weighted average common shares outstanding – basic	219,354,275	219,073,778	219,294,255	219,027,729
Weighted average common shares outstanding – diluted	220,032,366	219,744,300	219,999,440	219,027,729

2nd Quarter 2023 Supplemental Financial and Operating Statistics	4

Kite Realty Group Trust
Same Property Net Operating Income (“NOI”)
(dollars in thousands)
(unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	Change	2023	2022	Change

Number of properties in same property pool for the period(1)	177	177		177	177

Leased percentage at period end	94.2%	94.0%	94.2%	94.0%
Economic occupancy percentage(2)	92.3%	91.5%	92.3%	90.9%

Minimum rent	$147,401	$142,219		$293,679	$282,711
Tenant recoveries	40,779	40,555		82,903	80,829
Bad debt reserve	(39)	(1,943)		(1,738)	(3,550)
Other income, net	1,912	995		4,337	2,187
Total revenue	190,053	181,826		379,181	362,177

Property operating	(23,271)	(22,000)		(46,970)	(44,684)
Real estate taxes	(26,348)	(26,974)		(52,769)	(54,165)
Total expenses	(49,619)	(48,974)		(99,739)	(98,849)

Same Property NOI	$140,434	$132,852	5.7%	$279,442	$263,328	6.1%

Reconciliation of Same Property NOI to most directly comparable GAAP measure:
Net operating income – same properties	$140,434	$132,852		$279,442	$263,328
Net operating income – non-same activity(3)	13,356	13,076		24,830	21,895
Total property NOI	153,790	145,928	5.4%	304,272	285,223	6.7%
Other income, net	1,417	2,811		3,376	4,774
General, administrative and other	(14,499)	(13,809)		(27,883)	(27,118)
Merger and acquisition costs	—	27		—	(898)
Depreciation and amortization	(109,462)	(119,761)		(217,533)	(241,265)
Interest expense	(27,205)	(25,709)		(52,630)	(51,223)
Gain on sales of operating properties, net	28,440	23,958		28,440	27,126
Net income attributable to noncontrolling interests	(423)	(314)		(593)	(292)
Net income (loss) attributable to common shareholders	$32,058	$13,131		$37,449	$(3,673)
(1)Same Property NOI excludes the following:
▪properties acquired or placed in service during 2022 and 2023;
▪the multifamily rental units and commercial portion at One Loudoun Downtown – Pads G & H;
▪Shoppes at Quarterfield, Circle East and The Landing at Tradition – Phase II, which were reclassified from active redevelopment into our operating portfolio in June 2022, September 2022 and June 2023, respectively;
▪two active development and redevelopment projects noted on page 13;
▪Edwards Multiplex – Ontario, which was reclassified from our operating portfolio into redevelopment in March 2023;
▪properties sold or classified as held for sale during 2022 and 2023; and
▪office properties.
(2)Excludes leases that are signed but for which tenants have not yet commenced the payment of cash rent. Calculated as a weighted average based on the timing of cash rent commencement and expiration during the period.
(3)Includes non-cash activity across the portfolio as well as NOI from properties not included in the same property pool, including properties sold during both periods.

2nd Quarter 2023 Supplemental Financial and Operating Statistics	5

Kite Realty Group Trust
Net Operating Income and Adjusted EBITDA by Quarter
(dollars in thousands)
(unaudited)

	Three Months Ended
	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Revenue:
Minimum rent(1)	$153,566	$149,310	$147,882	$145,511	$145,255
Minimum rent – ground leases	10,402	10,586	10,472	10,715	10,207
Tenant reimbursements	41,047	42,857	40,245	40,043	41,470
Bad debt reserve	(233)	(1,555)	(2,403)	(1,881)	(1,172)
Other property-related revenue	1,251	1,106	2,202	2,099	2,746
Overage rent	1,054	1,865	3,380	1,287	446
Parking revenue, net(2)	73	121	345	284	456
Total revenue	207,160	204,290	202,123	198,058	199,408

Expenses:
Property operating – recoverable(3)	23,095	22,962	24,852	22,063	22,059
Property operating – non-recoverable(3)	3,735	3,881	4,387	3,059	3,717
Real estate taxes	26,540	26,965	23,934	25,458	27,704
Total expenses	53,370	53,808	53,173	50,580	53,480

NOI	153,790	150,482	148,950	147,478	145,928

Other (expense) income:
General, administrative and other	(14,499)	(13,384)	(12,883)	(14,859)	(13,809)
Fee income	1,040	1,771	1,936	1,623	2,671
Total other (expense) income	(13,459)	(11,613)	(10,947)	(13,236)	(11,138)

Adjusted EBITDA	140,331	138,869	138,003	134,242	134,790

Depreciation and amortization	(109,462)	(108,071)	(112,709)	(115,831)	(119,761)
Merger and acquisition costs	—	—	81	(108)	27
Interest expense	(27,205)	(25,425)	(26,827)	(26,226)	(25,709)
Equity in earnings (loss) of unconsolidated subsidiaries	118	(244)	312	144	114
Income tax (expense) benefit of taxable REIT subsidiary	(45)	29	(302)	—	188
Other income (expense), net	304	403	447	58	(162)
Gain (loss) on sales of operating properties, net	28,440	—	(57)	—	23,958
Net income (loss)	32,481	5,561	(1,052)	(7,721)	13,445
Less: net income attributable to noncontrolling interests	(423)	(170)	(74)	(116)	(314)
Net income (loss) attributable to common shareholders	$32,058	$5,391	$(1,126)	$(7,837)	$13,131

NOI/Revenue – Retail properties	74.4%	74.4%	74.3%	75.0%	73.8%
NOI/Revenue	74.2%	73.7%	73.7%	74.5%	73.2%
Recovery Ratios(4)
– Retail properties	87.4%	87.2%	87.0%	89.1%	88.3%
– Consolidated	82.7%	85.8%	82.5%	84.3%	83.3%
(1)Minimum rent includes $3.6 million, $0.5 million, $144,000, $153,000, and $1.7 million of lease termination income for the three months ended June 30, 2023, March 31, 2023, December 31, 2022, September 30, 2022, and June 30, 2022, respectively.
(2)Parking revenue, net represents the net operating results of Eddy Street Parking Garage, Union Station Parking Garage, and Pan Am Plaza Parking Garage, which was sold on June 8, 2023.
(3)Recoverable expenses include recurring G&A expense of $3.9 million allocable to the property operations in the three months ended June 30, 2023, a portion of which is recoverable. Non-recoverable expenses primarily include ground rent, professional fees, and marketing costs.
(4)“Recovery Ratios” are computed by dividing tenant reimbursements by the sum of recoverable property operating expense and real estate tax expense. Tenant reimbursements for the three months ended December 31, 2022 have been reduced by $1.4 million due to reserves for Bed Bath & Beyond Inc. real estate tax reimbursements.

2nd Quarter 2023 Supplemental Financial and Operating Statistics	6

Kite Realty Group Trust
Funds From Operations (“FFO”)(1)(2)
(dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Net income (loss)	$32,481	$13,445	$38,042	$(3,381)
Less: net income attributable to noncontrolling interests in properties	(30)	(182)	(134)	(326)
Less: gain on sales of operating properties, net	(28,440)	(23,958)	(28,440)	(27,126)
Add: depreciation and amortization of consolidated and unconsolidated entities, net of noncontrolling interests	109,736	120,128	218,045	241,975
FFO of the Operating Partnership(1)	113,747	109,433	227,513	211,142
Less: Limited Partners’ interests in FFO	(1,547)	(1,377)	(3,054)	(2,495)
FFO attributable to common shareholders(1)	$112,200	$108,056	$224,459	$208,647
FFO, as defined by NAREIT, per share of the Operating Partnership – basic	$0.51	$0.49	$1.02	$0.95
FFO, as defined by NAREIT, per share of the Operating Partnership – diluted	$0.51	$0.49	$1.02	$0.95

FFO of the Operating Partnership(1)	$113,747	$109,433	$227,513	$211,142
Add: merger and acquisition costs	—	(27)	—	898
Less: prior period collection impact	—	(958)	—	(2,054)
FFO, as adjusted, of the Operating Partnership	$113,747	$108,448	$227,513	$209,986
FFO, as adjusted, per share of the Operating Partnership – basic	$0.51	$0.49	$1.02	$0.95
FFO, as adjusted, per share of the Operating Partnership – diluted	$0.51	$0.49	$1.02	$0.94

Weighted average common shares outstanding – basic	219,354,275	219,073,778	219,294,255	219,027,729
Weighted average common shares outstanding – diluted	220,032,366	219,744,300	219,999,440	219,780,539

Weighted average common shares and units outstanding – basic	222,388,487	221,879,784	222,287,815	221,655,238
Weighted average common shares and units outstanding – diluted	223,066,578	222,550,306	222,993,000	222,408,048

FFO, as defined by NAREIT, per diluted share/unit
Net income (loss)	$0.15	$0.06	$0.17	$(0.02)
Less: net income attributable to noncontrolling interests in properties	0.00	0.00	0.00	0.00
Less: gain on sales of operating properties, net	(0.13)	(0.11)	(0.13)	(0.12)
Add: depreciation and amortization of consolidated and unconsolidated entities, net of noncontrolling interests	0.49	0.54	0.98	1.09
FFO, as defined by NAREIT, of the Operating Partnership per diluted share/unit(1)(2)	$0.51	$0.49	$1.02	$0.95
Add: merger and acquisition costs	0.00	0.00	0.00	0.00
Less: prior period collection impact	0.00	0.00	0.00	(0.01)
FFO, as adjusted, of the Operating Partnership per diluted share/unit(2)	$0.51	$0.49	$1.02	$0.94

Reconciliation of FFO, as adjusted, to Adjusted Funds From Operations (AFFO)
FFO, as adjusted, of the Operating Partnership	$113,747	$108,448	$227,513	$209,986
Less: non-cash income adjustments	7,449	6,943	15,030	13,272
Less: maintenance capital expenditures	4,998	4,159	8,037	7,878
Less: tenant-related capital expenditures(3)	24,169	16,334	39,308	29,344
Total Recurring AFFO of the Operating Partnership	$77,131	$81,012	$165,138	$159,492
(1)“FFO of the Operating Partnership” measures 100% of the operating performance of the Operating Partnership’s real estate properties. “FFO attributable to common shareholders” reflects a reduction for the redeemable noncontrolling weighted average diluted interest in the Operating Partnership.
(2)Per share/unit amounts of components will not necessarily sum to the total due to rounding to the nearest cent.
(3)Excludes landlord work, tenant improvements and leasing commissions related to development and redevelopment projects.

2nd Quarter 2023 Supplemental Financial and Operating Statistics	7

Kite Realty Group Trust
Joint Venture Summary as of June 30, 2023
(dollars in thousands)

Consolidated Investments
Investments	Total Debt	Partner Economic Ownership Interest(1)	Partner Share of Debt	Partner Share of Annual EBITDA

Delray Marketplace	$27,933	2%	$559	$—
One Loudoun – Pads G&H Residential	95,095	10%	9,509	680
Total	$123,028		$10,068	$680

Unconsolidated Investments
Investments	Retail GLA	Multifamily Units	Total Debt	KRG Economic Ownership Interest	KRG Share of Debt	KRG Investment	KRG Share of Quarterly Adjusted EBITDA	KRG Share of Quarterly Adjusted EBITDA Annualized

Three Property Retail Portfolio	416,576	—	$51,890	20%	$10,378	$7,680	$418	$1,672
Glendale Center Apartments	—	267	31,458	11.5%	3,618	6	56	224
Embassy Suites at Eddy Street Commons	—	—	33,128	35%	11,595	—	265	1,060
The Corner (development)	24,000	285	44,465	50%	22,232	103	—	—
Other investments	—	—	—	—%	—	2,522	34	136
Total	440,576	552	$160,941		$47,823	$10,311	$773	$3,092
(1)Economic ownership % represents the partner’s share of cash flow.

2nd Quarter 2023 Supplemental Financial and Operating Statistics	8

Kite Realty Group Trust
Key Debt Metrics as of June 30, 2023
(dollars in thousands)

Senior Unsecured Notes Covenants
	June 30, 2023	Debt Covenant Threshold(1)

Total debt to undepreciated assets	36%	<60%

Secured debt to undepreciated assets	2%	<40%

Undepreciated unencumbered assets to unsecured debt	291%	>150%

Debt service coverage	5.3x	>1.5x

Unsecured Credit Facility Covenants
	June 30, 2023	Debt Covenant Threshold(1)

Maximum leverage	36%	<60%

Minimum fixed charge coverage	4.3x	>1.5x

Secured indebtedness	2.5%	<45%

Unsecured debt interest coverage	4.5x	>1.75x

Unsecured leverage	34%	<60%

Senior Unsecured Debt Ratings

Fitch Ratings	BBB/Stable
Moody's Investors Service	Baa3/Stable
Standard & Poor's Rating Services	BBB-/Stable

Liquidity

Cash and cash equivalents	$129,254
Availability under unsecured credit facility	1,100,000
	$1,229,254

Unencumbered NOI as a % of Total NOI	97%

(1)For a complete listing of all debt covenants related to the Company’s Senior Unsecured Notes and Unsecured Credit Facility, as well as definitions of the terms, refer to the Company’s filings with the SEC.

Net Debt to Adjusted EBITDA
Company's consolidated debt and share of unconsolidated debt		$2,947,944
Less: cash, cash equivalents, and restricted cash		(137,669)
		$2,810,275
Q2 2023 Adjusted EBITDA, Annualized:
– Consolidated Adjusted EBITDA	$561,324
– Unconsolidated Adjusted EBITDA(1)	3,092
– Minority interest Adjusted EBITDA(1)	(680)	563,736
Ratio of Company share of Net Debt to Adjusted EBITDA		5.0x
(1)See page 8 for details.

2nd Quarter 2023 Supplemental Financial and Operating Statistics	9

Kite Realty Group Trust
Summary of Outstanding Debt as of June 30, 2023
(dollars in thousands)

Total Outstanding Debt	Amount Outstanding	Ratio	Weighted Average Interest Rate	Weighted Average Years to Maturity

Fixed rate debt(1)	$2,727,256	92%	4.02%	4.3
Variable rate debt(2)	182,933	6%	8.87%	2.7
Debt discounts, premiums and issuance costs, net	27,774	N/A	N/A	N/A
Total consolidated debt	2,937,963	98%	4.32%	4.2
KRG share of unconsolidated debt	47,823	2%	6.34%	5.6
Total	$2,985,786	100%	4.35%	4.2

Schedule of Maturities by Year
	Secured Debt
	Scheduled Principal Payments	Term Maturities	Unsecured Debt	Total Consolidated Debt	Total Unconsolidated Debt	Total Debt Outstanding

2023	$1,433	$27,813	$95,000	$124,246	$137	$124,383
2024	2,721	—	269,635	272,356	3,900	276,256
2025	2,848	—	430,000	432,848	11,176	444,024
2026	2,981	—	550,000	552,981	—	552,981
2027	3,120	—	250,000	253,120	—	253,120
2028 and beyond	31,849	92,789	1,150,000	1,274,638	32,610	1,307,248
Debt discounts, premiums and issuance costs, net	—	1,333	26,441	27,774	—	27,774
Total	$44,952	$121,935	$2,771,076	$2,937,963	$47,823	$2,985,786
(1)Fixed rate debt includes the portion of variable rate debt that has been hedged by interest rate swaps. As of June 30, 2023, $820.0 million in variable rate debt is hedged to a fixed rate for a weighted average of 2.2 years.
(2)Variable rate debt includes the portion of fixed rate debt that has been hedged by interest rate swaps. As of June 30, 2023, $155.0 million in fixed rate debt is hedged to a floating rate for a weighted average of 2.2 years.

Debt Maturity Profile as of July 25, 2023
$800M
$700M
$600M
$500M
$400M
$300M
$200M
$100M
$0M
$95.0
$120.0
$149.6
$3.6
$430.0
$11.6
$150.0
$400.0
$250.0
$40.7
$250.0
$100.0
$10.4
$300.0
$100.0
$400.0
$6.9
$9.5
$22.2
$98.5
2023
2024
2025
2026
2027
2028
2029
2030
2031
2032+
Line of Credit
Mortgage Debt
Unconsolidated
Unsecured Debt
Unsecured Term Loans

2nd Quarter 2023 Supplemental Financial and Operating Statistics	10

Kite Realty Group Trust
Maturity Schedule of Outstanding Debt as of June 30, 2023
(dollars in thousands)

Description	Interest Rate(1)	Maturity Date	Balance as of June 30, 2023	% of Total Outstanding

Delray Marketplace(2)	BSBY + 160	8/4/2023	$27,933
Senior Unsecured Notes	4.23%	9/10/2023	95,000
2023 Debt Maturities			122,933	4%

Senior Unsecured Notes	4.58%	6/30/2024	149,635
Unsecured Term Loan(3)	2.68%	7/17/2024	120,000
2024 Debt Maturities			269,635	9%

Senior Unsecured Notes	4.00%	3/15/2025	350,000
Senior Unsecured Notes(4)	LIBOR + 365	9/10/2025	80,000
2025 Debt Maturities			430,000	14%

Unsecured Term Loan(5)	2.73%	7/17/2026	150,000
Senior Unsecured Notes	4.08%	9/30/2026	100,000
Senior Unsecured Notes	4.00%	10/1/2026	300,000
2026 Debt Maturities			550,000	18%

Unsecured Credit Facility(6)	SOFR + 120	1/8/2027	—
Senior Unsecured Exchangeable Notes	0.75%	4/1/2027	175,000
Northgate North	4.50%	6/1/2027	22,690
Senior Unsecured Notes(6)	LIBOR + 375	9/10/2027	75,000
2027 Debt Maturities			272,690	9%

Unsecured Term Loan(7)	5.09%	10/24/2028	250,000
Senior Unsecured Notes	4.24%	12/28/2028	100,000
Senior Unsecured Notes	4.82%	6/28/2029	100,000
Unsecured Term Loan(8)	4.05%	7/29/2029	300,000
Rampart Commons	5.73%	6/10/2030	6,938
Senior Unsecured Notes	4.75%	9/15/2030	400,000
The Shoppes at Union Hill	3.75%	6/1/2031	9,502
Nora Plaza Shops	3.80%	2/1/2032	3,396
One Loudoun – Pads G&H Residential	5.36%	5/1/2033	95,095
2028 and beyond Debt Maturities			1,264,931	42%
Debt discounts, premiums and issuance costs, net			27,774
Total debt per consolidated balance sheet			$2,937,963	98%

KRG share of unconsolidated debt
Glendale Center Apartments	SOFR + 265	5/31/2024	$3,618
Embassy Suites at Eddy Street Commons	LIBOR + 250	7/1/2025	11,595
Three Property Retail Portfolio	4.09%	7/1/2028	10,378
The Corner (development)(9)	LIBOR + 275	1/24/2032	22,232
Total KRG share of unconsolidated debt			47,823	2%
Total consolidated and KRG share of unconsolidated debt			$2,985,786
(1)At June 30, 2023, one-month BSBY was 5.21%, one-month LIBOR was 5.22%, three-month LIBOR was 5.55%, one-month SOFR was 5.14%, and daily SOFR was 5.09%.
(2)Property is held in a joint venture. The loan is guaranteed by Kite Realty Group, LP. Subsequent to June 30, 2023, the Company amended the loan agreement to extend the maturity date to August 4, 2026, with a one-year extension option. In addition, the interest rate margin increased to 215 basis points. In conjunction with the extension, the Company made a $9.9 million paydown of the principal balance using available cash on hand at the joint venture level.
(3)Term loan is hedged to a fixed rate of 1.58% plus a credit spread of 1.10% based on the Company’s current credit rating.
(4)Notes due 2025 are hedged to a floating rate until September 10, 2025. Notes due 2027 are hedged to a floating rate until September 10, 2025 and revert back to a fixed rate of 4.57% until maturity in 2027.
(5)Term loan is hedged to a fixed rate of 1.68% plus a credit spread of 1.05% based on the Company’s current credit rating.
(6)Assumes the Company exercises its option to extend the maturity date by one year to 2027.
(7)Assumes the Company exercises three one-year options to extend the maturity date to 2028. Term loan is hedged to a fixed rate of 5.09% until the initial maturity of October 24, 2025. Term loan interest rate reverts back to a floating rate of SOFR + 2.10% beyond the initial maturity date.
(8)Term loan is hedged to a fixed rate of 2.70% through November 22, 2023 and subsequently to a fixed rate of 2.47% through August 1, 2025. Term loan interest rate reverts back to a floating rate of SOFR from August 1, 2025 to the maturity date of July 29, 2029. In addition to the indicated rate, a credit spread of 1.35% is applicable across all time periods based on the Company’s current credit rating.
(9)The Corner (development) includes three loans with varying rates and maturity dates. As of June 30, 2023, the loans had a weighted average interest rate of 7.83% and a majority of the amount outstanding was at a floating rate. The maturity date shown is the weighted average maturity date as of June 30, 2023.

2nd Quarter 2023 Supplemental Financial and Operating Statistics	11

Kite Realty Group Trust
Acquisitions and Dispositions
(dollars in thousands)
Acquisitions
The Company did not acquire any properties during the six months ended June 30, 2023.

Dispositions

Property Name	Disposition Date	MSA	Property Type	GLA	Sales Price

Kingwood Commons	May 8, 2023	Houston	Multi-tenant retail	158,172	$27,350
Pan Am Plaza & Garage	June 8, 2023	Indianapolis	Land & garage	—	52,025

			Total dispositions	158,172	$79,375

2nd Quarter 2023 Supplemental Financial and Operating Statistics	12

Kite Realty Group Trust
Development and Redevelopment Projects
(dollars in thousands)

Project	MSA	KRG Ownership %	Projected Completion Date(1)	Total Commercial GLA	Total Multifamily Units	Total Project Costs – at KRG's Share(2)	KRG Equity Requirement(2)	KRG Remaining Spend	Estimated Stabilized NOI to KRG	Estimated Remaining NOI to Come Online(3)

Active Projects

Carillon MOB	Washington, D.C./Baltimore	100%	Q4 2024	126,000	—	$59,700	$59,700	$34,900	$3.5M–$4.0M	$1.7M–$2.2M

The Corner – IN(4)	Indianapolis, IN	50%	Q4 2024	24,000	285	31,900	—	—	$1.7M–$1.9M	$1.7M–$1.9M

Total				150,000	285	$91,600	$59,700	$34,900	$5.2M–$5.9M	$3.4M–$4.1M

Future Opportunities(5)

Project	MSA	Project Description

Hamilton Crossing Centre – Phase II	Indianapolis, IN	Addition of mixed-use (multifamily, office and retail) components adjacent to the Republic Airways headquarters.
Carillon	Washington, D.C./Baltimore	Potential of 1.2 million square feet of commercial GLA and 3,000 multifamily units for additional expansion.
One Loudoun	Washington, D.C./Baltimore	Potential of 1.9 million square feet of commercial GLA and 1,745 multifamily units for additional expansion.
Main Street Promenade	Chicago, IL	Potential of 16,000 square feet of commercial GLA for additional expansion.
Downtown Crown	Washington, D.C./Baltimore	Potential of 42,000 square feet of commercial GLA for additional expansion.
Edwards Multiplex – Ontario	Los Angeles, CA	Potential redevelopment of existing Regal Theatre.
Glendale Town Center	Indianapolis, IN	Potential of 200 multifamily units for additional expansion.
(1)Projected completion date represents the earlier of one year after completion of project construction or substantial occupancy of the property.
(2)Total project costs and KRG equity requirement represent costs to KRG post-merger and exclude any costs spent to date prior to the merger.
(3)Estimated remaining NOI to come online excludes in-place NOI and NOI related to tenants that have signed leases but have not yet commenced paying rent.
(4)The Company does not have any equity requirements related to this development. Total project costs are at KRG’s share and are net of KRG’s share of a $13.5 million TIF.
(5)These opportunities are deemed potential at this time and are subject to various contingencies, many of which could be beyond the Company’s control.

2nd Quarter 2023 Supplemental Financial and Operating Statistics	13

Kite Realty Group Trust
Geographic Diversification – Retail ABR by Region and State as of June 30, 2023
(dollars in thousands)

Region/State	Number of Properties(1)	Owned GLA/NRA(2)	Total Weighted Retail ABR(3)	% of Weighted Retail ABR(3)
South
Texas	44	7,474	$148,101	25.7%
Florida	30	3,620	64,637	11.2%
Maryland	9	1,780	39,249	6.8%
North Carolina	8	1,533	32,107	5.5%
Virginia	7	1,131	29,353	5.1%
Georgia	10	1,707	26,092	4.5%
Tennessee	3	580	8,558	1.5%
Oklahoma	3	505	7,947	1.4%
South Carolina	2	262	3,353	0.6%
Total South	116	18,592	359,397	62.3%

West
Washington	10	1,682	30,755	5.3%
Nevada	5	839	27,852	4.8%
Arizona	5	726	15,318	2.7%
California	2	531	12,569	2.2%
Utah	2	388	8,028	1.4%
Total West	24	4,166	94,522	16.4%

Midwest
Indiana	15	1,633	29,655	5.1%
Illinois	8	1,166	24,423	4.2%
Michigan	1	308	6,809	1.2%
Missouri	1	453	4,042	0.7%
Ohio	1	236	2,152	0.4%
Total Midwest	26	3,796	67,081	11.6%

Northeast
New York	8	1,083	34,589	6.0%
New Jersey	4	339	11,263	2.0%
Massachusetts	1	272	4,140	0.7%
Connecticut	1	206	3,671	0.6%
Pennsylvania	1	136	1,982	0.4%
Total Northeast	15	2,036	55,645	9.7%

Total	181	28,590	$576,645	100.0%
(1)Number of properties represents consolidated and unconsolidated retail properties.
(2)Owned GLA/NRA represents gross leasable area owned by the Company and excludes the square footage of development and redevelopment projects.
(3)Total weighted retail ABR and percent of weighted retail ABR includes ground lease rent and represents the Company’s share of the ABR at consolidated and unconsolidated properties.

2nd Quarter 2023 Supplemental Financial and Operating Statistics	14

Kite Realty Group Trust
Top 25 Tenants by ABR as of June 30, 2023
(dollars in thousands, except per square foot data)
The following table includes the Company’s retail operating properties.

							Credit Ratings
	Tenant	Primary DBA/ Number of Stores	Number of Stores(1)	Total Leased GLA/NRA(2)	ABR(3)	% of Weighted ABR(4)	S&P	Moody’s

1	The TJX Companies, Inc.	T.J. Maxx (18), Marshalls (12), HomeGoods (11), Homesense (2), T.J. Maxx & HomeGoods combined (2)	45	1,322	$14,575	2.5%	A	A2

2	Best Buy Co., Inc.	Best Buy (15), Pacific Sales (1)	16	633	11,294	2.0%	BBB+	A3

3	Ross Stores, Inc.	Ross Dress for Less (31), dd’s DISCOUNTS (1)	32	908	10,800	1.9%	BBB+	A2

4	PetSmart, Inc.		32	657	10,588	1.8%	B	B1

5	Gap Inc.	Old Navy (25), The Gap (3), Banana Republic (3), Athleta (3)	34	455	8,371	1.5%	BB	Ba2

6	Michaels Stores, Inc.	Michaels	28	631	8,279	1.4%	N/A	N/A

7	Dick’s Sporting Goods, Inc.	Dick’s Sporting Goods (12), Golf Galaxy (1)	13	625	7,893	1.4%	BBB	Baa3

8	Publix Super Markets, Inc.		14	672	6,935	1.2%	N/A	N/A

9	The Kroger Co.	Kroger (6), Harris Teeter (2), QFC (1), Smith’s (1)	10	355	5,844	1.0%	BBB	Baa1

10	Lowe’s Companies, Inc.		6	—	5,838	1.0%	BBB+	Baa1

11	Total Wine & More		14	332	5,743	1.0%	N/A	N/A

12	BJ’s Wholesale Club, Inc.		3	115	5,515	1.0%	BB+	N/A

13	Ulta Beauty, Inc.		25	259	5,446	0.9%	N/A	N/A

14	Bed Bath & Beyond Inc.	Bed Bath & Beyond (7), buybuy BABY (7)	14	408	5,434	0.9%	CC	Ca

15	Nordstrom, Inc.		9	283	5,233	0.9%	BB+	Ba1

16	Albertsons Companies, Inc.	Safeway (3), Jewel-Osco (2), Tom Thumb (2)	7	395	5,040	0.9%	BB	Ba2

17	Five Below, Inc.		29	258	5,003	0.9%	N/A	N/A

18	Burlington Stores, Inc.		9	473	4,937	0.9%	BB+	N/A

19	Petco Health And Wellness Company, Inc.		19	266	4,935	0.8%	B+	B1

20	Fitness International, LLC		6	242	4,884	0.8%	B-	B3

21	Kohl’s Corporation		7	361	4,865	0.8%	BB+	Ba1

22	DSW Designer Shoe Warehouse		16	314	4,589	0.8%	N/A	N/A

23	Ahold U.S.A. Inc.	Stop & Shop (3), Giant Foods (1)	4	239	4,525	0.8%	BBB	Baa1

24	Walgreens Boots Alliance, Inc.		8	132	4,453	0.8%	BBB	Baa2

25	Office Depot, Inc.	Office Depot (11), OfficeMax (3)	14	308	4,380	0.8%	N/A	N/A

	Total Top Tenants		414	10,643	$165,399	28.7%
(1)Number of stores represents stores at consolidated and unconsolidated properties.
(2)Total leased GLA/NRA excludes the square footage of structures located on land owned by the Company and ground-leased to tenants.
(3)ABR represents the monthly contractual rent for June 30, 2023, for each applicable tenant multiplied by 12 and does not include tenant reimbursements. ABR represents 100% of the ABR at consolidated properties and the Company’s share of the ABR at unconsolidated properties including ground lease rent.
(4)Percent of weighted ABR includes ground lease rent and represents the Company’s share of the ABR at consolidated and unconsolidated properties.

2nd Quarter 2023 Supplemental Financial and Operating Statistics	15

Kite Realty Group Trust
Retail Leasing Spreads

			Comparable Space(1)(2)
Category	Total Leases(1)	Total Sq. Ft.(1)	Leases	Sq. Ft.	Prior Rent PSF(3)	New Rent PSF(4)	Cash Rent Spread	TI, LL Work, Lease Commissions PSF(5)

New Leases – Q2 2023	52	234,140	29	130,030	$24.04	$34.97	45.5%
New Leases – Q1 2023	44	225,651	17	58,287	21.58	29.78	38.0%
New Leases – Q4 2022	51	309,042	21	160,787	18.31	22.39	22.3%
New Leases – Q3 2022	61	207,224	22	67,920	32.45	42.41	30.7%
Total	208	976,057	89	417,024	$22.86	$30.61	33.9%	$86.91

Non-Option Renewals – Q2 2023	85	289,661	64	201,184	$27.46	$30.72	11.9%
Non-Option Renewals – Q1 2023	64	251,380	41	158,525	21.40	24.58	14.9%
Non-Option Renewals – Q4 2022	83	294,117	66	193,909	28.71	31.96	11.3%
Non-Option Renewals – Q3 2022	99	489,351	73	404,584	21.16	23.70	12.0%
Total	331	1,324,509	244	958,202	$24.05	$26.99	12.2%	$2.49

Option Renewals – Q2 2023	53	807,255	53	807,255	$15.65	$16.99	8.6%
Option Renewals – Q1 2023	36	354,200	36	354,200	20.57	22.17	7.8%
Option Renewals – Q4 2022	39	430,896	39	430,896	16.73	17.92	7.1%
Option Renewals – Q3 2022	61	877,763	61	877,763	12.94	13.71	5.9%
Total	189	2,470,114	189	2,470,114	$15.58	$16.73	7.4%	$—

Total – Q2 2023	190	1,331,056	146	1,138,469	$18.70	$21.47	14.8%
Total – Q1 2023	144	831,231	94	571,012	20.90	23.62	13.0%
Total – Q4 2022	173	1,034,055	126	785,592	20.01	22.30	11.4%
Total – Q3 2022	221	1,574,338	156	1,350,267	16.38	18.14	10.8%
Total	728	4,770,680	522	3,845,340	$18.48	$20.79	12.5%	$10.05
(1)Excludes office and ground leases. Comparable space leases on this table are included for second generation retail spaces. Comparable leases represent those leases for which there was a former tenant within the last 12 months.
(2)Comparable renewals exclude leases with terms 24 months or shorter.
(3)Prior rent represents minimum rent, if any, paid by the prior tenant in the final 12 months of the term. All amounts reported at lease execution.
(4)Contractual rent represents contractual minimum rent per square foot for the first 12 months of the lease.
(5)Includes redevelopment costs for tenant-specific landlord work and tenant allowances provided to tenants.

2nd Quarter 2023 Supplemental Financial and Operating Statistics	16

Kite Realty Group Trust
Lease Expirations as of June 30, 2023
(dollars in thousands, except per square foot data)
The following table includes the Company’s operating retail properties and development/redevelopment property tenants open for business who have commenced paying rent as of June 30, 2023.

Retail Portfolio
		Expiring GLA – Retail(2)				Expiring ABR per Sq. Ft.(3)
	Number of Expiring Leases(1)	Shop Tenants	Anchor Tenants	Expiring ABR (Pro rata)	% of Total ABR (Pro rata)	Shop Tenants	Anchor Tenants	Total

2023	236	497,603	435,024	$22,431	4.2%	$30.52	$16.85	$24.12
2024	571	1,413,186	2,047,232	70,232	13.0%	31.34	13.14	20.70
2025	478	1,149,098	2,625,787	69,441	12.9%	31.07	13.04	18.54
2026	448	1,020,159	2,350,449	64,921	12.0%	31.10	14.46	19.57
2027	504	1,179,865	2,444,591	70,980	13.1%	31.61	13.95	19.71
2028	476	1,126,962	2,867,855	79,491	14.7%	34.13	14.32	19.91
2029	233	553,472	1,592,922	42,928	7.9%	33.75	16.16	20.86
2030	149	435,436	619,244	21,927	4.1%	29.83	14.77	20.93
2031	132	369,995	604,162	21,705	4.0%	32.47	16.22	22.36
2032	164	400,848	1,079,063	27,967	5.2%	31.50	14.74	19.31
Beyond	238	572,079	1,645,015	47,964	8.9%	34.98	17.03	21.65
	3,629	8,718,703	18,311,344	$539,987	100.0%	$32.00	$14.54	$20.21
(1)Lease expirations table reflects rents in place as of June 30, 2023 and does not include option periods; 2023 expirations include 65 month-to-month retail tenants. This column also excludes ground leases.
(2)Expiring GLA excludes the square footage of structures located on land owned by the Company and ground-leased to tenants.
(3)ABR represents the monthly contractual rent as of June 30, 2023 for each applicable tenant multiplied by 12. Excludes tenant reimbursements and ground lease revenue.

2nd Quarter 2023 Supplemental Financial and Operating Statistics	17

Kite Realty Group Trust
Components of Net Asset Value as of June 30, 2023
(dollars in thousands)

Cash Net Operating Income (NOI)		Page	Other Assets(1)		Page

GAAP property NOI (incl. ground lease revenue)	$153,790	6	Cash, cash equivalents, and restricted cash	$134,954	3
Non-cash revenue adjustments	(6,149)		Tenant and other receivables (net of SLR)	58,197	3
Other property-related revenue	(1,251)	6	Prepaid and other assets	130,485	3
Ground lease (“GL”) revenue	(10,402)	6
Consolidated Cash Property NOI (excl. GL)	$135,988

Annualized Consolidated Cash Property NOI (excl. ground leases)	$543,952

Adjustments to Normalize Annualized Cash NOI			Liabilities

Remaining NOI to come online from development and redevelopment projects(2)	$3,750	13	Mortgage and other indebtedness, net	$(2,910,189)	10
Unconsolidated Adjusted EBITDA	3,092	8	Pro rata adjustment for joint venture debt	(37,755)	8
General and administrative expense allocable to property management activities included in property expenses ($3.9 million in Q2)	15,600	6, note 3	Accounts payable and accrued expenses	(178,227)	3
Total Adjustments	22,442		Other liabilities	(289,671)	3
			Projected remaining under construction development/redevelopment(3)	(34,900)	13
Annualized Normalized Portfolio Cash NOI (excl. ground leases)	$566,394
Annualized ground lease NOI	41,608
Total Annualized Portfolio Cash NOI(4)	$608,002		Common shares and Units outstanding	222,408,487
(1)Excludes construction in progress and entitled land held for development.
(2)Excludes the projected cash NOI and related cost from the future opportunities outlined on page 13.
(3)Remaining costs on page 13 for development projects.
(4)The above components of net asset value exclude NOI related to tenants that have signed leases but have not yet commenced paying rent as of June 30, 2023.

2nd Quarter 2023 Supplemental Financial and Operating Statistics	18

Kite Realty Group Trust
Non-GAAP Financial Measures
Funds from Operations
Funds From Operations (“FFO”) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance. The Company calculates FFO, a non-GAAP financial measure, in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (“NAREIT”), as restated in 2018. The NAREIT white paper defines FFO as net income (calculated in accordance with GAAP), excluding (i) depreciation and amortization related to real estate, (ii) gains and losses from the sale of certain real estate assets, (iii) gains and losses from change in control, and (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.
Considering the nature of our business as a real estate owner and operator, the Company believes that FFO is helpful to investors in measuring our operational performance because it excludes various items included in net income that do not relate to or are not indicative of our operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. FFO (a) should not be considered as an alternative to net income (calculated in accordance with GAAP) for the purpose of measuring our financial performance, (b) is not an alternative to cash flow from operating activities (calculated in accordance with GAAP) as a measure of our liquidity, and (c) is not indicative of funds available to satisfy our cash needs, including our ability to make distributions. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. A reconciliation of net income (calculated in accordance with GAAP) to FFO is included elsewhere in this Financial Supplement.
From time to time, the Company may report or provide guidance with respect to “FFO, as adjusted,” which removes the impact of certain non-recurring and non-operating transactions or other items the Company does not consider to be representative of its core operating results including, without limitation, (i) gains or losses associated with the early extinguishment of debt, (ii) gains or losses associated with litigation involving the Company that is not in the normal course of business, (iii) merger and acquisition costs, (iv) the impact on earnings from employee severance, (v) the excess of redemption value over carrying value of preferred stock redemption, and (vi) in 2022, the impact of prior period bad debt or the collection of accounts receivable previously written off (“prior period collection impact”) due to the recovery from the COVID-19 pandemic, which are not otherwise adjusted in the Company’s calculation of FFO.
Adjusted Funds from Operations
Adjusted Funds From Operations (“AFFO”) is a non-GAAP financial measure of operating performance used by many companies in the real estate industry. AFFO modifies FFO for certain cash and non-cash transactions that are not included in FFO. AFFO should not be considered an alternative to net income as an indicator of the Company’s performance or as an alternative to cash flow as a measure of liquidity or the Company’s ability to make distributions. Management considers AFFO a useful supplemental measure of the Company’s performance. The Company’s computation of AFFO may differ from the methodology for calculating AFFO used by other REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net income (calculated in accordance with GAAP) to AFFO is included elsewhere in this Financial Supplement.
Net Operating Income, Cash Net Operating Income and Same Property Net Operating Income
The Company uses property net operating income (“NOI”) and cash NOI, which are non-GAAP financial measures, to evaluate the performance of our properties. The Company defines NOI and cash NOI as income from our real estate, including lease termination fees received from tenants, less our property operating expenses. NOI and cash NOI exclude amortization of capitalized tenant improvement costs and leasing commissions and certain corporate level expenses, including merger and acquisition costs. Cash NOI also excludes other property-related revenue as that activity is recurring but unpredictable in its occurrence, straight-line rent adjustments, and amortization of in-place lease liabilities, net. The Company believes that NOI and cash NOI are helpful to investors as measures of our operating performance because they exclude various items included in net income that do not relate to or are not indicative of our operating performance, such as depreciation and amortization, interest expense, and impairment, if any.
The Company also uses same property NOI (“Same Property NOI”), a non-GAAP financial measure, to evaluate the performance of our properties. Same Property NOI is net income excluding properties that have not been owned for the full periods presented. Same Property NOI also excludes (i) net gains from outlot sales, (ii) straight-line rent revenue, (iii) lease termination income in excess of lost rent, (iv) amortization of lease intangibles, and (v) significant prior period expense recoveries and adjustments, if any. When the Company receives payments in excess of any accounts receivable for terminating a lease, Same Property NOI will include such excess payments as monthly rent until the earlier of the expiration of 12 months or the start date of a replacement tenant.

2nd Quarter 2023 Supplemental Financial and Operating Statistics	19

Kite Realty Group Trust
Non-GAAP Financial Measures (continued)
Net Operating Income and Same Property Net Operating Income (continued)
The Company believes that Same Property NOI is helpful to investors as a measure of our operating performance because it includes only the NOI of properties that have been owned for the full periods presented. The Company believes such presentation eliminates disparities in net income due to the acquisition or disposition of properties during the particular periods presented and thus provides a more consistent metric for the comparison of our properties. Same Property NOI includes the results of properties that have been owned for the entire current and prior year reporting periods.
NOI and Same Property NOI should not, however, be considered as alternatives to net income (calculated in accordance with GAAP) as indicators of our financial performance. The Company’s computation of NOI and Same Property NOI may differ from the methodology used by other REITs and, therefore, may not be comparable to such other REITs.
When evaluating the properties that are included in the same property pool, we have established specific criteria for determining the inclusion of properties acquired or those recently under development. An acquired property is included in the same property pool when there is a full quarter of operations in both years subsequent to the acquisition date. Development and redevelopment properties are included in the same property pool four full quarters after the properties have been transferred to the operating portfolio. A redevelopment property is first excluded from the same property pool when the execution of a redevelopment plan is likely and we (a) begin recapturing space from tenants or (b) the contemplated plan significantly impacts the operations of the property. For the three and six months ended June 30, 2023, the same property pool excludes the following: (i) properties acquired or placed in service during 2022 and 2023; (ii) the multifamily rental units and commercial portion at One Loudoun Downtown – Pads G & H; (iii) Shoppes at Quarterfield, Circle East and The Landing at Tradition – Phase II, which were reclassified from active redevelopment into our operating portfolio in June 2022, September 2022 and June 2023, respectively; (iv) two active development and redevelopment projects; (v) Edwards Multiplex – Ontario, which was reclassified from our operating portfolio into redevelopment in March 2023; (vi) properties sold or classified as held for sale during 2022 and 2023; and (vii) office properties.
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Net Debt to Adjusted EBITDA
The Company defines EBITDA, a non-GAAP financial measure, as net income before interest expense, income tax expense of the taxable REIT subsidiary, and depreciation and amortization. For informational purposes, the Company also provides Adjusted EBITDA, which it defines as EBITDA less (i) Adjusted EBITDA from unconsolidated entities, (ii) gains on sales of operating properties or impairment charges, (iii) merger and acquisition costs, (iv) other income and expense, (v) noncontrolling interest Adjusted EBITDA, and (vi) other non-recurring activity or items impacting comparability from period to period. Annualized Adjusted EBITDA is Adjusted EBITDA for the most recent quarter multiplied by four. Net Debt to Adjusted EBITDA is the Company’s share of net debt divided by Annualized Adjusted EBITDA. EBITDA, Adjusted EBITDA, Annualized Adjusted EBITDA and Net Debt to Adjusted EBITDA, as calculated by the Company, are not comparable to EBITDA and EBITDA-related measures reported by other REITs that do not define EBITDA and EBITDA-related measures exactly as we do. EBITDA, Adjusted EBITDA and Annualized Adjusted EBITDA do not represent cash generated from operating activities in accordance with GAAP and should not be considered alternatives to net income as an indicator of performance or as alternatives to cash flows from operating activities as an indicator of liquidity.
Considering the nature of our business as a real estate owner and operator, the Company believes that EBITDA, Adjusted EBITDA and the ratio of Net Debt to Adjusted EBITDA are helpful to investors in measuring our operational performance because they exclude various items included in net income that do not relate to or are not indicative of our operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. For informational purposes, the Company also provides Annualized Adjusted EBITDA, adjusted as described above. The Company believes this supplemental information provides a meaningful measure of its operating performance. The Company believes presenting EBITDA and the related measures in this manner allows investors and other interested parties to form a more meaningful assessment of the Company’s operating results.

2nd Quarter 2023 Supplemental Financial and Operating Statistics	20